FIRST AMENDMENT TO

CRYO-CELL INTERNATIONAL, INC.

EMPLOYMENT AGREEMENT FOR

MARK PORTNOY

WHEREAS, Cryo-Cell International, Inc. (the "Company") and Mark Portnoy, (the "Executive") entered into an Employment Agreement dated December 1, 2011 (the "Agreement"); and

WHEREAS, the Company and the Executive wish to amend the Agreement to clarify that the determination of whether the "Threshold," "Target," and "Stretch" performance standards have been achieved with respect to (i) the bonuses to be paid under Section 3(b) of the Agreement; and (ii) the grant of the equity awards described in Section 3(c)(ii) of the Agreement, shall be made without regard to any accounting impact of such awards on the Company's financial statements; and

WHEREAS, Section 14(b) of the Agreement provides that the Agreement may be amended by an instrument in writing signed by the Company and the Executive.

NOW THEREFORE, the Company and the Executive hereby agree to amend the Agreement as set forth below:

1. The following is added to the end of Section 3(b), effective as of December 1, 2011:

The "Threshold," "Target," and "Stretch" standards for Annual Incentives described in this Section 3(b) shall be determined without regard to any accounting impact of such bonuses on the Company's financial statements.

2. The following is added to the end of Section 3(c)(ii), effective as of December 1, 2011:

The "Threshold," "Target," and "Stretch" standards for Annual Incentives described in Section 3(b) above shall be determined without regard to any accounting impact of such bonuses on the Company's financial statements and without regard to the potential grant of stock options described in this Section 3(c)(ii).

IN WITNESS WHEREOF, the Company and the Executive have signed this First Amendment on the date set forth below.

CRYO-CELL INTERNATIONAL, INC.

February 13, 2012 By: George Gaines

Date George Gaines, Chair, Compensation Committee

EXECUTIVE

February 13, 2012 /s/ Mark Portnoy

Date Mark Portnoy